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                                                                   Exhibit 99.2

                           THE SPORTS AUTHORITY, INC.

                                     PROXY

                        SPECIAL MEETING OF STOCKHOLDERS
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jack A. Smith, Martin E. Hanaka, Richard
J. Lynch, Jr., and each of them, the true and lawful attorneys, agents for and in the name of the undersigned with full power of substitution, for and in the name of the undersigned to vote all shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting")
of THE SPORTS AUTHORITY, INC. ("Sports Authority") to be held on        , 1998
at    a.m. at                                    located at                and
at any and all adjournments thereof on the following matters:

     1. To approve and adopt the Agreement and Plan of Merger, dated as of May 7, 1998 (the "Merger Agreement"), among Sports Authority, Woolworth Corporation, a New York corporation ("Woolworth"), and Liberty Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Woolworth ("Merger Sub"), pursuant to which, among other things, Merger Sub will be merged with and into Sports Authority (the "Merger"), with Sports Authority as the surviving corporation, and each issued and outstanding share of common stock, par value $.01 per share, of Sports Authority will be converted into the right to receive
          0.80 share of common stock, par value $.01 per share, of Woolworth (the "Woolworth Common Stock"), other than shares owned directly or indirectly by Woolworth or Sports Authority, and to approve the transactions contemplated by the Merger Agreement, including the Merger.

               [ ] FOR           [ ] AGAINST          [ ] ABSTAIN

     2. To vote for adjournment of the Special Meeting for 30 days in the event the Woolworth Average Price (as defined in the Merger Agreement) is less than $20.50 and to vote on any subsequent adjournments in accordance with the terms of the Merger Agreement.

               [ ] FOR           [ ] AGAINST          [ ] ABSTAIN

     3. To vote on such other business which may properly come before this meeting.

     Unless otherwise specified, the shares will be voted "FOR" the approval and adoption of the Merger Agreement and "FOR" the other proposals set forth above. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

                               (SEE REVERSE SIDE)

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                          (CONTINUED FROM OTHER SIDE)


                                       THIS PROXY, WHEN PROPERLY EXECUTED, WILL
                                       BE VOTED IN THE MANNER DIRECTED HEREIN BY
                                       THE UNDERSIGNED STOCKHOLDER. IF NO
                                       DIRECTION IS GIVEN, THIS PROXY WILL BE
                                       VOTED FOR ITEMS 1 AND 2 AND AT THE
                                       DISCRETION OF THE PROXY HOLDERS AS TO ANY
                                       OTHER BUSINESS THAT MAY PROPERLY COME
                                       BEFORE THE SPECIAL MEETING.


                                       DATED_____________________________, 1998

                                       ________________________________________
                                                     SIGNATURE

                                       ________________________________________
                                                     SIGNATURE


IMPORTANT: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF STOCK IS REGISTERED IN MORE THAN ONE NAME, EACH HOLDER SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE ADD YOUR TITLE AS SUCH. IF EXECUTED BY A CORPORATION OR PARTNERSHIP, THE PROXY SHOULD BE SIGNED IN FULL CORPORATE OR PARTNERSHIP NAME BY A DULY AUTHORIZED OFFICER OR PARTNER AS APPLICABLE.